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                        SUBSIDIARIES OF THE REGISTRANT

The subsidiaries of the Company at September 28, 1996 were:



    Name of Subsidiary                      State or Other Jurisdiction
                                                     in Which Organized

    AI/FOCS, Inc.                                     State of Delaware
      FOCS Midwest, Inc.                              State of Delaware
    Aero-Motive Company                               State of Michigan
    Aero-Motive (U.K.) Limited                           United Kingdom
      Woodhead France S.A.R.L.                                   France
        Elitec S.A.                                              France
    Central Rubber Company                            State of Illinois
    Daniel Woodhead Company                           State of Delaware
    H. F. Vogel GmbH Electrotechnische Fabrik                   Germany
    Woodhead Asia Pte. Ltd.                                   Singapore
    Woodhead Canada Ltd.                            Province of Ontario
    Woodhead de Mexico S.A. de C.V.                              Mexico
    Woodhead Industries (The Netherlands) B.V.          The Netherlands
      Akapp Electro Industrie B.V.                      The Netherlands
    W.I.S. Corp.                                    U.S. Virgin Islands

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